UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 17, 2014

ARC DOCUMENT SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32407	20-1700361
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1981 N. Broadway, Suite 385, Walnut Creek, California	94596
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (925) 949-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2014, ARC Document Solutions, Inc. (the “Company”) entered into an amended and restated executive employment agreement (the “Amended Employment Agreement”) with the Company’s Chief Executive Officer and President, Kumarakulasingam Suriyakumar, effective as of February 9, 2014. The Amended Employment Agreement was amended and restated primarily in order to align the terms under which Mr. Suriyakumar would be eligible to receive an annual incentive bonus with growth in adjusted EBITDA instead of pre-tax earnings per share.

The remaining terms and conditions of the Amended Employment Agreement remain largely the same. As previously disclosed, Mr. Suriyakumar is entitled to receive an annual base salary of $950,000 and an annual incentive bonus in an amount not to exceed $4,000,000 in any subsequent fiscal year, subsidized group medical insurance, and perquisites of an annual cost not exceeding $10,000. The Amended Employment Agreement also includes provisions regarding non-competition, non-solicitation, confidentiality, subsidized COBRA upon death or disability, and 24 months’ continuation pay, subsidized COBRA, continuation of certain perquisites, and acceleration of vesting of any unvested equity awards upon termination without cause or for good reason upon execution of a release.

The foregoing summary of certain terms and conditions of the Amended Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Employment Agreement, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On May 19, 2014, the Company posted a letter to its shareholders on its website discussing the Amended Employment Agreement. The letter to the shareholders is attached hereto as Exhibit 99.1 and is furnished with this Form 8-K.

The attached letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in the letter, the words “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “project,” “target,” “likely,” “will,” “would,” “could,” and variations of such words and similar expressions as they relate to our management or to the Company are intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated herein. There can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.

Except where otherwise indicated, the statements made in the attached letter are made as of the date of the letter and should not be relied upon as of any subsequent date. All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation, and specifically disclaim any obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should, however, consult further disclosures we make in future filings of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and any amendments thereto, as well as our proxy statements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Executive Employment Agreement dated May 17, 2014 by and between ARC Document Solutions, Inc. and Kumarakulasingam Suriyakumar.

99.1	Letter to the Shareholders of ARC Document Solutions, Inc. dated May 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2014	ARC DOCUMENT SOLUTIONS, INC.

	By:	/s/ D. Jeffery Grimes
D. Jeffery Grimes
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Executive Employment Agreement dated May 17, 2014 by and between ARC Document Solutions, Inc. and Kumarakulasingam Suriyakumar.

99.1	Letter to the Shareholders of ARC Document Solutions, Inc. dated May 19, 2014.